UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 6, 2007

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12465	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11000 Cedar Ave., Suite 290
Cleveland, Ohio 44106
(Address of principal executive offices)

Registrant’s telephone number, including area code: (216) 229-2251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 6, 2007, the Compensation Committee of the Board of Directors of Cleveland BioLabs, Inc. (the “Company”) approved the payment of cash bonuses and the issuance of stock options to the following executive officers: Michael Fonstein, Andrei Gudkov, Yakov Kogan, and John A. Marhofer, Jr. The cash bonuses are payable in April 2007. The stock options vest immediately and provide each officer with the right to purchase shares of the Company’s common stock, $0.005 par value per share, at an exercise price of $8.36 per share, the closing sale price on April 5, 2007, the day before the award. The award of bonuses and options was made in recognition of the officers’ efforts in connection with the Company’s recent private placement consummated on March 16, 2007. The following table sets forth the cash bonuses and stock options of these executive officers, as approved:

Name	Cash Bonus	Stock Options
Michael Fonstein, Ph.D.	$40,000	37,500
Andrei Gudkov, Ph.D., D. Sci.	$40,000	37,500
Yakov Kogan, Ph.D.	$40,000	37,500
John A. Marhofer, Jr., CMA, CFM	$40,000	25,000

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: April 11, 2007	By:	/s/ Michael Fonstein
Michael Fonstein President and Chief Executive Officer